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                                                                      EXHIBIT 21


                             Myers Industries, Inc.
                        Direct and Indirect Subsidiaries
                              As of March 15, 2004


NORTH AND CENTRAL AMERICAN OPERATIONS

ATP Automotive, Inc.                                                            Delaware
     - Michigan Rubber Products, Inc.                                           Michigan
     - WEK Automotive, Inc.                                                     Delaware
Ameri-Kart Corp.                                                                Kansas
Ameri-Kart (MI) Corp.                                                           Michigan
Buckhorn Inc.                                                                   Ohio
     - Buckhorn Limited                                                         UK
     - Buckhorn Canada, Inc.                                                    Ontario, Canada
     - Buckhorn of California, Inc.                                             Ohio
     - Buckhorn Rubber Products Inc.                                            Missouri
Dillen Products, Inc.                                                           Nevada
Eastern Tire Equipment & Supplies, Limited                                      Quebec, Canada
Grower Express Trucking, Inc.                                                   Ohio
JMKO Corp.                                                                      Missouri
     - AC Buckhorn LLC (50%)                                                    Missouri, USA
Listo Products, Ltd.                                                            Yukon Territory
MYEcap Financial Corp.                                                          Ohio
MYELux, LLC                                                                     Ohio
     - MYELux International Finance, S.e.c.s. (GP 98.67%)                       Luxembourg
MYELux International Finance, S.e.c.s. (LP 1.33%)                               Luxembourg
Myers Industries International, Inc.                                            Ohio
     - Myers de El Salvador S.A. De C.V.(75%)                                   El Salvador
         --  Orientadores Comerciales S.A.                                      Guatemala
         --  Myers de Panama S.A.                                               Panama
         --  Myers TSCA, S.A.                                                   Panama
Myers de El Salvador S.A. De C.V. (25%)                                         El Salvador
Myers Missouri, Inc.                                                            Missouri
     - AC Buckhorn LLC (50%)                                                    Missouri
Myer's Tire Supply (Canada) Limited                                             Ontario, Canada
Myers Tire Supply Distribution, Inc.                                            Ohio
Patch Rubber Company                                                            North Carolina
     - Kwik Patch Private Ltd. (30.98%)                                         India

REPORTED OPERATING DIVISIONS OF MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Akro-Mils (of Myers Industries, Inc.)                                           Akron, Ohio
Dillen Products  (of Myers Industries, Inc.)                                    Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)                             Mebane, NC
Myers Tire Supply  (of Myers Industries, Inc.)                                  Akron, Ohio



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                                                           EXHIBIT 21, continued


                             MYERS INDUSTRIES, INC.
                        DIRECT AND INDIRECT SUBSIDIARIES
                              As of March 15, 2004



EUROPEAN AND DANISH OPERATIONS

MYELux International Finance, S.e.c.s.                                                            Luxembourg
     - Myers International Holding, S.a.r.l.                                                      Luxembourg
         -- Allibert-Buckhorn Europe, SAS                                                         France
              --- Allikhorn, SAS                                                                  France
              --- Atelier de Transformation des Matieres Plastiques, SA.                          France
              --- SCI de la Plaine                                                                France
              --- Holdiplast SA                                                                   France
              --- Allibert Equipement, SAS                                                        France
                  ---- Allibert Anshan Cuves SARL (10%)                                           China
                  ---- Allibert Contenitori SpA                                                   Italy
                  ---- Allibert Contentores-Sistemas de Armazenagem, S.A.                         Portugal
                  ---- Allibert Buckhorn UK Limited                                               UK
                      ----- Allibert Manutencion S.A.                                             Spain
                  ---- Allibert Equipement Sprl                                                   Belgium
                  ---- Allibert Transport und Lagertechnik GmbH                                   Austria
              --- Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH                 Germany
              --- Allibert Transport und Lagertechnik GmbH & Co Kg                                Germany

raaco International A/S                                                                           Denmark
     - raaco Benelux B.V.                                                                         Netherlands
     - raaco France                                                                               France
     - raaco Germany                                                                              Germany
     - raaco Great Britain                                                                        UK
     - raaco Sweden                                                                               Sweden




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